UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2008

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

                                Federal                                                        000-50592                                              20-0411486
                                    (State or other jurisdiction of incorporation)         (Commission File No.)         (I.R.S. Employer Identification No.)

                                1359 N. Grand Avenue, Covina, CA                                                                                                                     91724
                                 (Address of principal executive offices)                                                                                                           (Zip Code)

Registrant's telephone number, including area code:                                                                 (626) 339-9663

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On October 25, 2008, K-Fed Bancorp’s Board of Directors declared a quarterly cash dividend of $0.11 per share on its common stock.  The dividend will be paid on November 26, 2008 to the shareholders of record on November 12, 2008.

A copy of the press release is included as Exhibit 99.1 to this report.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – K-Fed Bancorp press release dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: October 30, 2008                                                                                                                            By: /s/ Kay M. Hoveland
                                                Kay M. Hoveland
                                                    President and Chief Executive Officer

EXHIBIT 99.1

K-FED BANCORP
1359 N. Grand Avenue
Covina, California 91724-1016

For Additional Information Contact:
Kay Hoveland, President/CEO
Dustin Luton, Chief Financial Officer
(626) 339-9663

K-FED BANCORP DECLARES QUARTERLY DIVIDEND

Covina, California – October 30, 2008 – K-FED Bancorp (NASDAQ: KFED) announced today that on October 25, 2008 its Board of Directors declared a quarterly cash dividend of $0.11 per share on its common stock. The dividend will be paid on November 26, 2008 to the shareholders of record as of the close of business on November 12, 2008.

K-FED Mutual Holding Company, the parent company of K-FED Bancorp which holds 8,861,750 of the outstanding shares of K-Fed Bancorp, waived its receipt of the dividend.

K-FED Bancorp is the parent corporation for Kaiser Federal Bank, a federally chartered savings association headquartered in Covina, California.  The Bank operates three full service branches and six financial service centers in California, as well as a statewide network of 54 ATMs.

K-FED Bancorp stock trades on NASDAQ under the KFED symbol, for additional information, visit www.k-fed.com or www.kaiserfederal.com.